                                                               EXHIBIT 5.1

                   [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                              July 3, 1996

Western Resources, Inc.,
 818 Kansas Avenue,
  Topeka, Kansas 66612

Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933 (the "Act") of 68,267,747 shares of Common Stock, par value $5.00 per share (the "Securities"), of Western Resources, Inc., a Kansas corporation ("Western Resources"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by Western Resources in connection with Western Resources' offer to exchange the Securities for each outstanding share of Common Stock, without par value (each a "Share" and collectively, the "Shares"), of Kansas City Power & Light Company, a Missouri corporation ("KCPL") and the subsequent merger of KCPL with and into Western Resources (the "Merger").

  Upon the basis of the aforementioned examination, we advise you that, in our opinion, when the Registration Statement on Form S-4 (Registration No. 333-02711) of Western Resources relating to the Securities (the "Registration Statement") has become effective under the Act, the Offer (as defined in the Prospectus, dated July 3, 1996 (the "Prospectus"), which is included in the Registration Statement) has been consummated on the terms and subject to the conditions of such Offer set forth in the Prospectus, the certificates representing the Securities have been duly signed by Western Resources and countersigned by the transfer agent and registrar of Western Resources, and the Securities have been delivered as contemplated by the Prospectus in exchange for Shares, the Securities will be validly issued, fully paid and nonassessable.

  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Kansas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Kansas law, we have, with your approval, relied upon the opinion, dated the date hereof, of John K. Rosenberg, General Counsel of Western Resources, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of John K. Rosenberg.

  Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of Western Resources and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Western Resources Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell

                    [LETTERHEAD OF JOHN K. ROSENBERG]

                                                              July 3, 1996

Western Resources, Inc.,

 818 Kansas Avenue,

  Topeka, Kansas 66612

Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933 (the "Act") of 68,267,747 shares of Common Stock, par value $5.00 per share (the "Securities"), of Western Resources, Inc., a Kansas corporation ("Western Resources"), I, as General Counsel of Western Resources, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by Western Resources in connection with Western Resources' offer to exchange the Securities for each outstanding share of Common Stock, without par value (each a "Share" and collectively, the "Shares"), of Kansas City Power & Light Company, a Missouri corporation ("KCPL"), and the subsequent merger of KCPL with and into Western Resources (the "Merger").

  Upon the basis of the aforementioned examination, I advise you that, in my opinion, when the Registration Statement on Form S-4 (Registration No. 333-02711) of Western Resources relating to the Securities (the "Registration Statement") has become effective under the Act, the Offer (as defined in the Prospectus, dated July 3, 1996 (the "Prospectus"), which is included in the Registration Statement) has been consummated on the terms and subject to the conditions of such Offer set forth in the Prospectus, the certificates representing the Securities have been duly signed by Western Resources and countersigned by the transfer agent and registrar of Western Resources, and the Securities have been delivered as contemplated by the Prospectus in exchange for Shares, the Securities will be validly issued, fully paid and nonassessable.

  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Kansas, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

  Also, with your approval, I have relied as to certain matters on information obtained from public officials, officers of Western Resources and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, which assumption I have not independently verified.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Western Resources Common Stock" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ John K. Rosenberg